First Trust Advisors L.P.
                 120 E. Liberty Drive, Suite 400
                    Wheaton, Illinois  60187


                          June 11, 2009


First Trust Portfolios L.P.
120 E. Liberty Drive, Suite 400
Wheaton, Illinois  60187


    Re: The First Trust GNMA Reinvestment Income Trust
        "GRIT", Series 106

Gentlemen:

     We  have  examined the Registration Statement File No.  333-
156470 for the above captioned fund. We hereby consent to the use in the Registration Statement of the references to First
Trust Advisors L.P. as evaluator.

     You are hereby authorized to file a copy of this letter with the Securities and Exchange Commission.

                          Sincerely,

                          First Trust Advisors L.P.



                          Jason T. Henry
                          Senior Vice President